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                                                                     EXHIBIT 3.7

                            CERTIFICATE OF OWNERSHIP

                                     MERGING

                           STERLING HOUSE CORPORATION

                                      INTO

                         ALTERRA HEALTHCARE CORPORATION

                     (Pursuant to Section 253 of the General
                 Corporation Law of Delaware and Section 17-6703
                     of the Kansas General Corporation Code)


         ALTERRA HEALTHCARE CORPORATION ("Alterra"), a corporation incorporated on the 13th day of December, 1993, pursuant to the provisions of the General Corporation Law of the State of Delaware does hereby certify that it owns all of the capital stock of Sterling House Corporation ("Sterling House"), a corporation incorporated under the laws of the State of Kansas, and that Alterra, by a resolution of its board of directors duly adopted at a meeting held on the 11th day of November 1999, determined to and did merge into itself Sterling House to be effective as of December 31, 1999 which resolution is in the following words to wit:

                  WHEREAS, Alterra lawfully owns all the outstanding capital stock of Sterling House Corporation, a corporation organized and existing under the laws of the State of Kansas ("Sterling House"); and

                  WHEREAS, Alterra desires to merge into itself Sterling House and to thereupon be possessed of all the estate, property, rights, privileges and franchises of Sterling House.

                  NOW, THEREFORE, BE IT RESOLVED, that, effective as of December 31, 1999, Alterra merge into itself and it does hereby merge into itself Sterling House and assumes all of the liabilities and obligations of Sterling House;

                  FURTHER RESOLVED, that Alterra does hereby agree that it may be served with process in the State of Kansas in any proceeding for enforcement of any obligation of Sterling House or Alterra arising from the merger contemplated hereby, and Alterra does hereby irrevocably appoint the Secretary of State of the State of Kansas as its

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         agent to accept service of process in any such suit or proceeding and directs that a copy of such process be mailed to Alterra at the following address:

                                    Alterra Healthcare Corporation
                                    450 N. Sunnyslope Road
                                    Suite 300
                                    Brookfield, Wisconsin  53005
                                    Attention:  Chief Executive Officer

                  FURTHER RESOLVED, that the President, any Senior Vice President, the Secretary and any Assistant Secretary (the "Authorized Officers") of Alterra be, and each of them hereby is, directed to make and execute, under the corporate seal of Alterra, a certificate of ownership setting forth a copy of the resolution to merge Sterling House and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the offices of the Secretary of State of the State of Delaware and the Secretary of State of the State of Kansas, and a certified copy thereof in the office of the Recorder of Deeds of New Castle County; and

                  FURTHER RESOLVED, that the Authorized Officers are, and each of them is, duly authorized and empowered to take all action and to execute and deliver and to file or record, as the case may be, any and all such documents, agreements, instruments, certificates or instructions as they, or any of them, may deem necessary or advisable in order to carry into effect the purposes and intent of the foregoing resolutions or the transactions contemplated therein or thereby, as shall be evidenced conclusively by the taking of such actions or the execution and delivery and the filing and recording, as the case may be, of such documents, agreements, instruments, certificates or instructions by said Authorized Officer or Officers.

         IN WITNESS WHEREOF, Alterra has caused this Certificate of Ownership to be signed by its duly authorized officer, the 29th day of December, 1999.



                           By: /s/ Mark W. Ohlendorf
                               ---------------------
                               Its: Senior Vice President and Asst. Secretary

Attest:

/s/ Thomas E. Komula
--------------------

Senior Vice President and  Secretary